Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610

Physicians Realty Trust Announces Year-to-Date Investment Activity of $1.4 Billion

Declares Quarterly Cash Dividend and Announces Date for Fourth Quarter 2017 Earnings Release and Conference Call

MILWAUKEE - (BUSINESS WIRE) - Physicians Realty Trust (NYSE:DOC) (the “Company”) announced today that the Company’s Board of Trustees has authorized and the Company has declared a quarterly cash dividend of $0.230 per common share and unit for the quarter ending December 31, 2017.

“Physicians Realty Trust has completed over $1.4 billion in investments in very high quality medical office facilities this year, a new record level of growth for our Company. Our actively managed portfolio is performing well and as a result, we are proud to declare and pay our 18th consecutive quarterly dividend. Our pipeline is strong and we remain confident in our future. We look forward to reviewing the fourth quarter and full year 2017 and discussing our expectations for 2018 on our earnings release and conference call scheduled February 28th,” said John T. Thomas, President and Chief Executive Officer.

The dividend will be payable on January 18, 2018, to common shareholders and unit holders of record on January 3, 2018.

Other Recent Events

Since its November 3, 2017 press release, the Company has acquired seven medical office facilities and purchased the remaining ownership interest in a medical office facility it partially owned for an aggregate purchase price of approximately $356.8 million. Additionally, on December 18, 2017, the Company completed the sale of one medical office building located in Nebraska for approximately $2.5 million, recognizing a gain on the sale of approximately $0.8 million. The acquisitions are detailed below.

These acquisitions include the completion of the following healthcare properties for which the Company previously announced that it had entered into definitive agreements: Northside Center Point I and II MOB, Gwinnett 500 Building, Gwinnett Hudgens Professional Building, and Gwinnett Physicians Center.

In addition, the Company announces the acquisitions of the following medical office facilities:

St. Vincent Building - On November 17, 2017, the Company closed the acquisition of a 187,500 square foot facility in Indianapolis, Indiana, for a purchase price of approximately $60.1 million. This facility is 100% leased to St. Vincent’s Health, a wholly-owned ministry of Ascension Health Alliance (Moody’s: “Aa2”) and includes a three-story parking ramp. The first year unlevered yield on this investment is expected to be approximately 6.1%.

Apple Valley Medical Center - On December 18, 2017, the Company closed the acquisition of a 58,870 square foot medical office facility in Apple Valley, Minnesota, for a purchase price of approximately $21.5 million. Allina Health System (Moody’s: “Aa3”) anchors this multi-tenant facility that is 100% occupied and offers services including primary care, sports medicine, physical therapy, occupational health, dermatology, urgent care, pharmacy, imaging, and a sleep center. The first year unlevered yield on this investment is expected to be approximately 6.2%.

Desert Cove MOB, LLC - On December 18, 2017, the Company purchased the remaining 57% ownership interest of a 22,948 square foot medial office facility in Scottsdale, Arizona. Previously, the Company purchased 43% of the membership interests on October 31, 2016. This two-building multi-tenant facility is 100% leased and primarily occupied by the Surgery Center of Scottsdale, an affiliate of United Surgical Partners International and Dignity Health (Moody’s: “A3”). The stabilized first year unlevered yield on this investment is expected to be approximately 6.1%.

Westgate Medical Office Building - On December 21, 2017, the Company closed the acquisition of a 59,894 square foot medical office facility on the campus of Dignity Health’s St. Joseph Medical Center, in Glendale, Arizona, for a purchase price of $15.8 million. This brand new multi-tenant facility is 100% leased to St. Joseph’s Medical Center or affiliates of Dignity Health, including an ambulatory surgery center co-owned by Dignity Health and United Surgical Partners, as well as space leased to Integrated Medical Services (“IMS”), a large multi-specialty physician group co-owned by Dignity Health and physicians in the practice. The stabilized first year unlevered yield on this investment is expected to be approximately 7.5%.

“We have now completed all investments previously announced and scheduled to close in 2017, and we are very excited about the high quality nature of all of these acquisitions, especially the amount of space leased to investment-grade tenants like Dignity Health, Allina Health System, and their co-owned affiliates,” said Mr. Thomas. He added, “We also had the opportunity to work with our existing client, the IMS medical group, to structure a very creative transaction with their co-owner Dignity Health, to facilitate the expansion of IMS into the new Westgate MOB. This transaction expands the on-campus access to physicians and medical care for Dignity Health’s St. Joseph Medical Center while securing an outstanding investment for our Company.”

Earnings Release and Conference Call Information

The Company announced it will release its financial results for the fourth quarter and full year ended December 31, 2017, before the market opens on February 28, 2018, and will hold a conference call on this day at 10:00 a.m. ET to discuss the financial results and provide a company update. The conference call will be hosted by President and Chief Executive Officer John Thomas, Chief Financial Officer Jeff Theiler, Chief Investment Officer Deeni Taylor, and Chief Accounting and Administrative Officer John Lucey.

The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Fourth Quarter Earnings Call or passcode 13674802. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning February 28, 2018 at 1:00 p.m. ET until March 28, 2018 at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13674802. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning February 28, 2018, the Company’s supplemental information package for the fourth quarter 2017 also will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by the Operating Partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward looking statements include any statements regarding the Company’s strategic and operational plans. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Commission, including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Completion of the offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those factors discussed in the preliminary prospectus supplement and accompanying prospectus and in the Company’s annual and periodic reports and other documents filed with the Commission, copies of which are available on the Commission’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this release.

Source: Physicians Realty Trust